EX-99.1.5(vi)

                   P O L I C Y     S P E C I F I C A T I O N S
NAME OF
INSURED        JOHN DOE

POLICY
NUMBER:        I 1 111 000                  MAY 1, 1998          DATE OF ISSUE

        SEX           AGE           PREMIUM CLASS
        MALE          35            PREFERRED NONSMOKER

BENEFICIARY - SEE ATTACHED BENEFICIARY AND POLICYOWNER ENDORSEMENTS SHEET.

POLICYOWNER - THE INSURED.

PLAN - FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY

INITIAL SPECIFIED AMOUNT:    $100,000         DEATH BENEFIT OPTION: 1
                                              PREMIUM ACCUMULATION RATE:  N/A
MINIMUM SPECIFIED AMOUNT:    $100,000

MATURITY DATE:               MAY 1, 2063

INITIAL PLANNED PREMIUM:     $3582.76
INITIAL PREMIUM MODE:        ANNUAL
TARGET PREMIUM:              $3582.76

MONTHLY DEDUCTION DAY:      THE 1ST DAY OF EACH MONTH

NET PREMIUM INITIAL ALLOCATION PERCENTAGES:

        GENERAL ACCOUNT                      100%

MONTHLY POLICY FEE:   SEE PAGE PS2

GUARANTEED MAXIMUM PREMIUM LOAD:    IN THE FIRST YEAR, 15% ON PREMIUM UP TO
                                    TARGET PREMIUM AND 6% ON PREMIUM IN
                                    EXCESS OF THAT AMOUNT; IN THE SECOND
                                    THROUGH FIFTH YEARS, 10% ON PREMIUM
                                    UP TO TARGET PREMIUM AND 6% ON
                                    PREMIUM IN EXCESS OF THAT AMOUNT; 6%
                                    ON ALL PREMIUM EACH YEAR THEREAFTER.

GUARANTEED MAXIMUM PREMIUM TAX CHARGE:      5%

POLICY LOAN INTEREST: VARIABLE

GUARANTEED INTEREST RATE FOR FIXED ACCOUNT VALUE:  4.0% PER YEAR

THE PLANNED PREMIUM AMOUNT SHOWN ABOVE MAY NOT CONTINUE THE POLICY INFORCE TO THE MATURITY DATE EVEN IF THIS AMOUNT IS PAID AS SCHEDULED. THE PERIOD FOR WHICH THE POLICY WILL CONTINUE WILL DEPEND ON:

     1)   THE AMOUNT, TIMING AND FREQUENCY OF PREMIUM PAYMENTS;

     2)   CHANGES IN THE SPECIFIED AMOUNT AND THE DEATH BENEFIT OPTIONS;

     3)   CHANGES IN INTEREST CREDITED, FUND PERFORMANCE AND MORTALITY
          DEDUCTIONS;

     4)   DEDUCTIONS FOR RIDERS AND BENEFITS;

     5)   PARTIAL SURRENDERS AND POLICY LOANS.


I 1 111 000    JOHN J. DOE                                 PS 1  70182-1998US

                                    TABLE OF
                       GUARANTEED MAXIMUM INSURANCE RATES
             (1980 COMMISSIONERS STANDARD ORDINARY MORTALITY TABLE)
                          PER $1,000 OF AMOUNT AT RISK


 POLICY       MONTHLY      POLICY       MONTHLY     POLICY      MONTHLY
  YEAR         RATE         YEAR         RATE        YEAR        RATE
  1998        0.1367        2020        0.7506       2042       6.6202
  1999        0.1442        2021        0.8207       2043       7.2522
  2000        0.1525        2022        0.8966       2044       7.9604
  2001        0.1634        2023        0.9843       2045       8.7645
  2002        0.1750        2024        1.0812       2046       9.6778
  2003        0.1875        2025        1.1931       2047       10.6795
  2004        0.2025        2026        1.3234       2048       11.7575
  2005        0.2167        2027        1.4705       2049       12.8813
  2006        0.2342        2028        1.6318       2050       14.0599
  2007        0.2509        2029        1.8066       2051       15.2671
  2008        0.2717        2030        1.9931       2052       16.5210
  2009        0.2926        2031        2.1915       2053       17.8367
  2010        0.3151        2032        2.4074       2054       19.2390
  2011        0.3409        2033        2.6520       2055       20.7666
  2012        0.3676        2034        2.9679       2056       22.4984
  2013        0.3968        2035        3.2514       2057       24.7092
  2014        0.4319        2036        3.6273       2058       27.8276
  2015        0.4711        2037        4.0488       2059       32.7885
  2016        0.5161        2038        4.5069       2060       41.4578
  2017        0.5678        2039        4.9957       2061       57.9566
  2018        0.6237        2040        5.5110       2062       90.9091
  2019        0.6846        2041        6.0472       2063       00.0000

THE CURRENT MONTHLY POLICY FEE  IS $6.00.  IT WILL NEVER EXCEED $10.00.





                       I 1 111 000         JOHN J. DOE
--------------------------------------------------------------------------------
   Any riders and a copy of the application(s) are at the end of this policy.

70182-1998US

                    AETNA LIFE INSURANCE AND ANNUITY COMPANY
                           Hartford, Connecticut 06156
                                (A STOCK COMPANY)

While this Policy is in force, Aetna will pay Proceeds              John Doe
subject to all of this Policy's provisions. Other rights and benefits are provided as described in this Policy. The provisions of this and the following pages are part of this Policy.

              THIS POLICY IS A LEGAL CONTRACT BETWEEN YOU AND AETNA
                        PLEASE READ YOUR POLICY CAREFULLY

                           RIGHT OF POLICY EXAMINATION

This Policy may be returned to Aetna or its representative within 10 days after its receipt. Return this Policy to Aetna, Individual Life Insurance, at 151 Farmington Avenue, Hartford, Connecticut 06156. Upon its return, this Policy will be deemed void from its beginning. The amount refunded will be:

     1. the difference between payments made and amounts allocated to Variable Life Account B; plus

     2. the value of amounts allocated to Variable Life Account B on the date the returned contract is received by Aetna; plus

     3. any charges made under this Policy's terms on the amounts allocated to Variable Life Account B.

        Signed for Aetna on its Date of Issue.

        /s/ Thomas J. McInerney                    /s/ Kirk P. Wickman
            President                                  Secretary


                          ____________________________
                                    Registrar


                 FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY

[bullet] FLEXIBLE PREMIUMS PAYABLE UNTIL MATURITY DATE OR DEATH

[bullet] PROCEEDS PAYABLE UPON THE FIRST EVENT TO OCCUR - SURRENDER, MATURITY OR
         DEATH

[bullet] NON-PARTICIPATING - NO DIVIDENDS PAYABLE

The amount or duration of the death benefit may be fixed or variable. The death benefit is payable as described in the Death Benefit Options and Proceeds sections of this Policy.

Values in each Fund held in a Separate Account may increase or decrease daily. Such values are not guaranteed as to dollar amount. Refer to the Policy Values section of this Policy for more information.

--------------------------------------------------------------------------------
   Any riders and a copy of the application(s) are at the end of this policy.

70182-1998US

Table of Contents
--------------------------------------------------------------------------------
                                                                     Page No.
 Policy Specifications ..............................................   PS1
 Policy Summary .....................................................     1
 Definitions ........................................................     1
     Attained Age ...................................................     1
     Date of Issue ..................................................     1
     Death Benefit ..................................................     1
     Fixed Account Value ............................................     1
     Fund(s) ........................................................     1
     General Account ................................................     2
     Home Office ....................................................     2
     Initial Coverage ...............................................     2
     Loan Account Value .............................................     2
     Maturity Date ..................................................     2
     Minimum Specified Amount .......................................     2
     Monthly Deduction Day ..........................................     2
     Net Premium ....................................................     2
     Net Single Premium .............................................     2
     Policy Month ...................................................     2
     Policy Year/Policy Anniversary .................................     2
     Premium Accumulation Rate ......................................     2
     Premium Tax Charge .............................................     2
     Proceeds .......................................................     3
     Separate Account ...............................................     3
     Separate Account Value .........................................     3
     Specified Amount ...............................................     3
     Subsequent Application(s) ......................................     3
     Target Premium .................................................     3
     Total Account Value ............................................     3
     Valuation Date .................................................     3
     Valuation Period ...............................................     3
     Variable Annuity Account B .....................................     3
     Variable Life Account B ........................................     3
     We, Our, Us, Company ...........................................     3
     Written Request ................................................     3
     You, Your ......................................................     3
General Provisions ..................................................     4
     The Contract ...................................................     4
     Owner ..........................................................     4
     Beneficiary ....................................................     4
     Changes in Owner and Beneficiary ...............................     4
     Assignment .....................................................     4
     Non-Participating ..............................................     4
     Policy Settlement ..............................................     4
     Age ............................................................     5
     Change of Address ..............................................     5
     Annual Report ..................................................     5
     Projection of Benefits .........................................     5
     Proceeds .......................................................     5
     Coverage Beyond Maturity .......................................     6
     Right to Defer Payment .........................................     6
Suicide and Incontestability ........................................     6
     Suicide Exclusion ..............................................     6
     Incontestability ...............................................     7
Premiums and Reinstatement ..........................................     7
     General ........................................................     7
     Planned Premiums ...............................................     8
     Additional Premiums ............................................     8
     Allocation of Premium ..........................................     8
     Changes in Allocation Percentages ..............................     8
     Grace Period ...................................................     8
     Reinstatement ..................................................     8
Death Benefit Options ...............................................     9
     General ........................................................     9
     Option 1 .......................................................     9
     Option 2 .......................................................     9
     Option 3 .......................................................     9
     Death Benefit Based on a Percentage ............................     9
Policy Values .......................................................     9
     Basis of Calculation ...........................................     9
     Interest Credited ..............................................    10
     Fixed Account Value ............................................    10
     Separate Account Value .........................................    10
     Charges to Policy Values .......................................    11
     Transfers Within Accounts ......................................    11
     Monthly Deductions .............................................    11
     Cost of Insurance ..............................................    11
     Cost of Insurance Rate .........................................    12
Nonforfeiture Provisions ............................................    12
     Continuation of Coverage .......................................    12
     Surrender Value ................................................    12
     Partial Surrender ..............................................    12
     Paid-Up Nonforfeiture Option ...................................    13
Policy Loans ........................................................    13
     General ........................................................    13
     Loan Interest Rate Charged .....................................    13
     Loan Interest Rate Credited ....................................    14
     Repayment ......................................................    14
Changes in Insurance Coverage .......................................    14
     General ........................................................    14
     Increase in Specified Amount ...................................    15
     Decrease in Specified Amount ...................................    15
     Change in Death Benefit Option .................................    15
     Change from Option 1 to 2 ......................................    15
     Change from Option 2 to 1 ......................................    15
     Change from Option 3 to 1 ......................................    15
     Change from Option 3 to 2 ......................................    15
Change of Fund(s) ...................................................    15
Separate Account ....................................................    16
Settlement Options ..................................................    16
     Conditions .....................................................    16
     Separate Account ...............................................    17

--------------------------------------------------------------------------------
   Any riders and a copy of the application(s) are at the end of this policy.

70182-1998US

Table of Contents
-------------------------------------------------------------------------
                                                                 Page No.


 Fund(s) Settlement Option Units of Variable Annuity
 Account B ......................................................    17
 Fund(s) Settlement Option Unit Value of Variable
 Annuity Account B ..............................................    17
 Fund Transfers During the Annuity Period .......................    18
 Annuity Options ................................................    19
 Option 1 - Payments for a Stated Period of Time ................    19
 Option 2 - Life Income Based on the Life of the
 Payee ..........................................................    20
 Option 3 - Life Income Based Upon the Lives of
 Two Payees .....................................................    24
 Option 4 - Payment of Interest on Proceeds Left
 With Us ........................................................    26
 Other Terms of Annuity Options .................................    27
 Death Benefit ..................................................    27

70182-1998US

Policy Summary

It is important that You understand Your insurance policy. We have tried to use understandable language throughout this Policy. However, should You have any questions after You have read it, please call the representative who sold this Policy to You or call Us. This summary is not a substitute for the detailed policy provisions.

This is a flexible premium variable life insurance policy. Proceeds as described in this Policy will be paid upon surrender, maturity, or death of the Insured.

You may allocate Net Premiums to the General Account, Variable Life Account B, or both Accounts. Net Premiums allocated to Variable Life Account B must be allocated to one or more Funds. Shares of these Funds support the benefits provided by the variable portion of this Policy. The cash value in each Fund is not guaranteed and will vary with the investment performance of that Fund.

If the General Account is selected, the Fixed Account Value in that Account will accumulate at rates of interest We determine. Such rates will not be less than 4.0% a year.

Sufficient premiums must be paid to continue this Policy in force. Premium reminder notices will be sent for planned premiums and for premiums required to continue this Policy in force. This Policy may be reinstated.

Other rights and benefits are explained in this Policy.

Definitions

Attained Age

Issue age of the Insured as shown in the Policy Specifications, increased by the number of Policy Years elapsed. Issue age is the Insured's age on his/her birthday nearest this Policy's Date of Issue.

Date of Issue

The effective date for Initial Coverage is the Date of Issue shown in the Policy Specifications. The Date of Issue and the effective date for any change in coverage will be the Date of Coverage Change shown in the supplemental Policy Specifications which will be sent to You. Coverage is conditional on payment of the first premium, if any, and issue of this Policy as provided in the application.

Death Benefit

The amount described in the Death Benefit Options provision which is payable on the date of death, subject to all provisions contained in this Policy.


Fixed Account Value

The non-loaned portion of this Policy's Total Account Value attributable to the non-variable portion of this Policy. The Fixed Account Value is held in the General Account.

Fund(s)

One or more of the open-end management investment companies (mutual funds whose shares pay for the benefits provided by the variable portion of this Policy). Shares of the Funds held pursuant to this Policy are held in Variable Life Account B except that shares of the Funds referenced in the Settlement Options section of this Policy are held in Variable Annuity Account B. The Fund(s) held in Variable Life Account B may differ from the Fund(s) held in Variable Annuity Account B.


70182-1998US                                                                   1

General Account

The account which holds the assets of the Company which are attributable to the non-variable portion of this Policy. The Fixed Account Value and the Loan Account Value are held in the General Account.

Home Office

Our main office, located at 151 Farmington Avenue, Hartford, Connecticut 06156.

Initial Coverage

Coverage provided by this Policy prior to any change in coverage.

Loan Account Value

The sum of all unpaid loans. The amount necessary to repay all loans in full is the Loan Account Value plus any accrued interest. The Loan Account Value is held in the General Account.

Maturity Date

The Policy Anniversary on which the Insured reaches Attained Age 100.

Minimum Specified Amount

The Specified Amount for this Policy cannot be decreased below this amount. The Minimum Specified Amount for this Policy is shown in the Policy Specifications.

Monthly Deduction Day

The first Monthly Deduction Day is the Date of Issue. Monthly Deduction Days occur each month thereafter on the same day of the month as the Date of Issue.

Net Premium

The Net Premium is equal to:

1.   the premium paid; less

2. a Premium Load not to exceed the Guaranteed Maximum Premium Load shown in the Policy Specifications; less

3.   a Premium Tax Charge.

Net Single Premium

The Net Single Premium per dollar is the amount We require to purchase one dollar of paid up whole life insurance. We determine the Net Single Premium using the number of elapsed Policy Years, the Insured's premium class and Attained Age, an interest rate of 4.0% per annum and the guaranteed cost of insurance rates specified in the Policy Specifications.

Policy Month

The Policy Month begins each month on the same day of the month as the Date of Issue.

Policy Year/Policy Anniversary

The first Policy Year is the 12 month period beginning on the Date of Issue. Your Policy Anniversary is equal to the Date of Issue plus 1 year, 2 years, etc.

Premium Accumulation Rate

The annual rate at which premiums paid will be accumulated to determine the Death Benefit if Death Benefit Option 3 is selected. This rate is chosen by You at issue. A rate requested in excess of 10% may be subject to additional underwriting. The Premium Accumulation Rate is shown in the Policy Specifications.

Premium Tax Charge

A charge equal to the state and municipal taxes associated with premiums received.

70182-1998US                                                                   2

Proceeds

The amount We will pay upon the death of the Insured, the Maturity Date, or upon surrender of this Policy as described in the Proceeds provision.

Separate Account

Variable Life Account B; or, when referring to a settlement option as described in the Settlement Option provisions of this Policy, Variable Annuity Account B.

Separate Account Value

The portion of this Policy's Total Account Value attributable to the variable portion of this Policy. This Policy's Separate Account Value is held in Variable Life Account B.

Specified Amount

The Specified Amount is shown in the Policy Specifications or in the Supplemental Policy Specifications, if later changed.

Subsequent Application(s)

Any application after the initial application initiated by You or by Us.

Target Premium

The Target Premium is shown in the Policy Specifications or in the Supplemental Policy Specifications, if later changed.

Total Account Value

The sum of the Fixed Account Value, the Separate Account Value, and the Loan Account Value. This is the Policy's cash value.

Valuation Date

Any day on which the New York Stock Exchange is open for trading.

Valuation Period

The period of time commencing, usually at 4:15 p.m. Eastern Time on each Valuation Date and ending at 4:15 p.m. Eastern Time on the next Valuation Date.

Variable Annuity Account B

A Separate Account which segregates assets attributable to the variable portion of annuity contracts and life insurance settlement options from other assets of the Company. Its assets are invested in shares of the Funds. Variable Annuity Account B holds all or a portion of the Policy's Proceeds if a variable settlement option is elected.

Variable Life Account B

A Separate Account which segregates assets attributable to the variable portion of life insurance from other assets of the Company. Its assets are invested in shares of the Funds.

We, Our, Us, Company

Refers to Aetna Life Insurance and Annuity Company, its successors, or assigns.

Written Request

A request in writing, in a form satisfactory to Us and received by Us at the Home Office.

You, Your

Refers to the Owner(s) of this Policy.

70182-1998US                                                                   3

General Provisions

The Contract

This Policy, the initial application on the Insured, any Subsequent Applications and any riders constitute the entire contract. Copies of all applications are attached to and made a part of this Policy.

Only the President, Executive Vice President, or the Corporate Secretary may agree to a change in this Policy, and then only in writing.

All statements made by or for the Insured are representations and not warranties.

No statement will be used to void this Policy or defend against a claim unless it is contained in the initial application or Subsequent Applications.

Owner

Unless otherwise stated in the application or later changed, this Policy is owned by the Insured.

During the lifetime of the Insured all rights granted by this Policy or allowed by Us belong to the Owner.

If this Policy is owned jointly, any exercise of rights granted by this Policy must be made jointly.

Beneficiary

The individual or entity that will receive any Proceeds on death is the Beneficiary. The Beneficiary is stated in the application, unless later changed.

If no designated Beneficiary is living at the time of the death of the Insured, all benefits will be paid to the Owner or the Owner's executors, administrators, or assigns.

Changes in Owner and Beneficiary

Unless this Policy states otherwise, the Owner or Beneficiary, or both, may be changed. This may be done as often as desired by the Owner of record during the lifetime of the Insured and before the Maturity Date.

To change the Owner or Beneficiary, Your Written Request must be sent to Us. When We give Our written acceptance, the change will take effect as of the date Your Written Request was signed. The change will be subject to any action We take before Our written acceptance of the change.

Assignment

A copy of an assignment must be on file at the Home Office. Until We receive such notice, We will not be required to take notice of, or be responsible for, any transfer of interest in this Policy by assignment, agreement, or otherwise.

We will not be responsible for the validity of any assignment.

Non-Participating

No dividends will be paid.

Policy Settlement

All amounts payable by Us will be paid by the Home Office. The Loan Account Value plus any accrued interest will be deducted from the amount payable at settlement. We may require return of this Policy.

70182-1998US                                                                   4

Age

If the Insured's age is misstated, the Death Benefit will be that which would have been purchased by the most recent monthly deduction at the correct age.

Change of Address

You must notify Us at the Home Office of a change in Your mailing address.

Annual Report

We will send You a report at least once during each Policy Year. The report will show the Total Account Value, the Surrender Value and the Death Benefit on the date of the report. It will also show since the last report at least the following information:

1.   Gross premiums paid;

2.   the cost of insurance and the cost of riders;

3.   interest and investment return credited to the Total Account Value;

4.   the amount of any surrenders or partial surrenders;

5.   a summary of loan activity; and

6. any other information required by the State in which this Policy was delivered.

Projection of Benefits

We will provide a projection of illustrative future death benefits and Total Account Values at any time upon Written Request.

Proceeds

Proceeds on death of the Insured will equal:

1.   The Death Benefit; less

2.   the Loan Account Value plus any accrued interest; less

3.   any overdue deductions.

Proceeds on death are payable after receipt at the Home Office of due proof of death of the Insured.

Proceeds on maturity of this Policy will equal:

1.   The Total Account Value on the Maturity Date; less

2.   the Loan Account Value plus any accrued interest.

Proceeds on surrender of this Policy will equal the Surrender Value as described in the Surrender Value provision.

All Proceeds are subject to adjustment under the Age, Incontestability, Suicide Exclusion and Grace Period provisions.

70182-1998US                                                                   5

Coverage Beyond Maturity

At any time prior to the Maturity Date of this Policy, You may, by Written Request, elect to continue coverage beyond the Maturity Date. Any extra benefit riders will be terminated on the Maturity Date. If elected, the following will apply:

[bullet] We will continue to credit interest to the Total Account Value of this Policy as described in the Interest Credited provision.

[bullet] After the Insured reaches Attained Age 100 the Separate Account Value of this Policy will be transferred to the Fixed Account.

[bullet] Monthly Deductions will be calculated with a Cost of Insurance rate equal to zero.

[bullet] Proceeds payable on death will be as described in the Proceeds provision of this Policy.

The Paid Up Nonforfeiture Option will not be available once this option is selected. All other rights and benefits as described within the provisions of this Policy will be available during the lifetime of the Insured.

Right to Defer Payment

Payments of any Separate Account Value will be made within 7 days after Our receipt of Your Written Request. However, the Company reserves the right to suspend or postpone the date of any payment of any benefit or values for any Valuation Period (1) when the New York Stock Exchange is closed (except holidays or weekends); (2) when trading on the Exchange is restricted; (3) when an emergency exists as determined by the SEC so that disposal of the securities held in the Funds is not reasonably practicable or it is not reasonably practicable to determine the value of the Funds' net assets; or (4) during any other period when the SEC, by order, so permits for the protection of security holders. For payment from the Separate Account in such instances, We may defer payment of:

1.   Surrender or partial surrender values;

2.   any Proceeds on death in excess of the current Specified Amount; or

3.   any portion of the Loan Value.

Payment of any Fixed Account Value may be deferred for up to six months, except when used to pay premiums to Us.

Suicide and Incontestability

Suicide Exclusion

If the Insured dies by suicide, while sane or insane, within two years from the Date of Issue of this Policy and while this Policy is inforce, We will pay:

1.   Premiums paid less amounts allocated to Variable Life Account B; plus

2.   the Separate Account Value; plus

3. the portion of the monthly deductions that have been deducted from the Separate Account Value; less

70182-1998US                                                                   6

4.   the sum of:

     (a)  the Loan Account Value transferred from the Fixed Account Value; plus

     (b)  the interest due on the Loan Account Value; plus

     (c) the value of any partial surrenders transferred from the Fixed Account Value; plus

     (d) any interest earned on the Loan Account Value transferred to the Separate Account Value.

If the Insured dies by suicide, while sane or insane, within 2 years from the Date of Issue of any increase in coverage, We will pay only the monthly deductions for the increase.

If the Insured dies by suicide, while sane or insane, more than 2 years from the Date of Issue of this Policy but within 2 years from the Date of Issue of any increase in coverage, We will pay:

1. The Proceeds on death for any coverage in effect more than 2 years from the Date of Issue of this Policy; plus

2.   the monthly deductions for the increase in coverage.

All amounts will be calculated as of the date of death.

Incontestability

With respect to statements made in the initial application for the Insured:

[bullet] We will not contest this Policy after it has been in force during the lifetime of the Insured for 2 years from its Date of Issue.

With respect to statements made in any Subsequent Applications for the Insured:

[bullet] We will not contest coverage relating to Subsequent Applications after coverage has been in force during the lifetime of the Insured for 2 years from the Date of Issue of such coverage or from the effective date of any reinstatement.

If this Policy is contested, Your rights or the Beneficiary's rights may be affected.

Premiums and Reinstatement

General

Sufficient premiums must be paid to continue this Policy in force until the Maturity Date. The first premium is due on the Date of Issue. Premium due dates are measured from the Date of Issue.

Any premiums after the first premium are payable only at Our Home Office. Send Your check or money order, payable to Aetna, to the Home Office. Please be sure to write Your policy number on Your check. A receipt signed by an officer of the Company will be given upon request.

We may apply limits for Planned Premiums and Additional Premiums as necessary to preserve the status of this Policy as a life insurance policy under federal tax law.

We may require satisfactory evidence of insurability if payment of the new Planned Premium or an Additional Premium during the current Policy Year would increase the difference between the Death Benefit and the Total Account Value.

70182-1998US                                                                   7

Planned Premiums

Planned Premium is the premium amount You intend to pay and the amount that will be billed. Premium reminder notices for Planned Premiums will be sent at frequencies of 3, 6 or 12 months, or at any other frequency to which We agree. Planned premiums as of the Date of Issue are shown in the Policy Specifications.

You may change the amount and frequency of Planned Premiums by Your Written Request.

Additional Premiums

Additional Premiums are premium payments in excess of planned premiums.

Additional Premiums may be paid at any time while this Policy is in force and before the Maturity Date.

Allocation of Premium

Each Net Premium will be credited to Variable Life Account B (and each of the selected Funds) and/or the General Account in the percentages indicated in the Policy Specifications, unless changed as provided in the Changes in Allocation Percentages provision below.

Changes in Allocation Percentages

Allocation percentages may be changed at any time by Your request to Us. Percentages must be changed in whole percentages. If these percentages are changed in accordance with this provision, We will send a letter to You confirming the change. The change will be effective as of the date of the next premium payment after You notify Us.

Grace Period

If the Total Account Value less the Loan Account Value is not sufficient to allow a Monthly Deduction on the Monthly Deduction Day, We will allow You 61 days of grace for payment of an amount sufficient to cover the Monthly Deduction. We may require payment of the amount necessary to keep this Policy in force for the current Policy Month plus two additional Policy Months.

Written notice will be mailed to Your last known address, according to Our records, not less than 61 days before termination of this Policy. This notice will also be mailed to the last known address of any assignee of record.

During the days of grace this Policy will stay in force. If the Insured's death occurs during the days of grace, We will deduct an amount sufficient to cover the overdue Monthly Deduction(s) from the Death Benefit.

If payment is not made within 61 days after the Monthly Deduction Day, the Policy will terminate without value at the end of the Grace Period.

Reinstatement

If this Policy terminates as provided in the Grace Period provision, We may allow it to be reinstated within 5 years after the date of termination and before the Maturity Date. To reinstate this Policy, We will require:

1.  satisfactory evidence of insurability on the Insured; and

2. payment of an amount sufficient to cover the current monthly deduction(s) plus two additional Policy Months.

If this Policy is reinstated, it will be reinstated on the Monthly Deduction Day following Our approval. This Policy's Total Account Value at reinstatement will be the Net Premium paid less the monthly deduction for that day. Any Loan Account Value will not be reinstated.

Death Benefit Options

70182-1998US                                                                   8

General

The Proceeds payable upon the Insured's death will be as provided under one of the following Death Benefit options. The option for this Policy as of the Date of Issue is shown in the Policy Specifications. If You have changed the Death Benefit option, the option is shown in the supplemental Policy Specifications which will be sent to You.

Option 1

The Specified Amount shown in the Policy Specifications includes the Total Account Value. Under this option, the Death Benefit will be the greater of: (a) the Specified Amount on the date of death or (b) a percentage of the Total Account Value, as described in the table below.

Option 2

The Specified Amount is in addition to the Total Account Value. Under this option, the Death Benefit will be the greater of: (a) the Specified Amount plus the Total Account Value on the date of death or (b) a percentage of the Total Account Value, as described in the table below.

Option 3

Under this option, the Death Benefit will be the greater of (a) the Specified Amount plus the Accumulated Premium(s) on the date of death, or (b) a percentage of the Total Account Value, as described below. This option may be selected only at issue. The total death benefit under this option is limited and will not exceed the total Death Benefit paid under Option 2.

The Accumulated Premium is the sum of all premiums paid from the Date of Issue accumulated at the Premium Accumulation Rate.


Death Benefit Based on a Percentage

As determined below, Item (b) under either Death Benefit option will not be less than a percentage of the Total Account Value on the date of death.

--------------------------------------------------------------------------------
             TOTAL               TOTAL               TOTAL               TOTAL
 ATTAINED   ACCOUNT   ATTAINED  ACCOUNT   ATTAINED  ACCOUNT  ATTAINED   ACCOUNT
   AGE       VALUE %    AGE      VALUE %    AGE      VALUE %   AGE       VALUE %
--------------------------------------------------------------------------------
  0-40       250%
    41       243        51       178%        61      128%       71       113%
    42       236        52       171         62      126        72       111
    43       229        53       164         63      124        73       109
    44       222        54       157         64      122        74       107
    45       215        55       150         65      120      75-90      105
    46       209        56       146         66      119        91       104
    47       203        57       142         67      118        92       103
    48       197        58       138         68      117        93       102
    49       191        59       134         69      116        94       101
    50       185        60       130         70      115        95 +     100
--------------------------------------------------------------------------------

Policy Values

Basis of Calculation

The values of this Policy equal or exceed those required by the Standard Nonforfeiture Law as provided in the Variable Life Insurance law in the state where this Policy is delivered. A detailed statement has been filed with the state which shows how to compute those values.

70182-1998US                                                                   9

Interest Credited

We will credit interest on the Fixed Account Value at the guaranteed rate of 4.0% per year. This guaranteed rate equals 0.32737%, per month, compounded monthly. We may credit interest in excess of the guaranteed rate. Additional excess interest at a rate not to exceed 1/2% will be credited to policies in force at least 10 years. The guaranteed interest rate will not be increased by the additional excess interest rate.

Interest earned by the Loan Account Value is described in the Loan Interest Credited provision.

Fixed Account Value

The Fixed Account Value for this Policy will be:

1.   The value of the Net Premiums credited to the Fixed Account Value; less

2.   the portion of monthly deductions from the Fixed Account Value; plus

3.   interest credited; less

4.   any transfers of value out of the Fixed Account Value; plus

5.   any transfers from the Fund(s) to the Fixed Account Value; plus

6.   any loan repayments credited to the Fixed Account Value.

Separate Account Value

The Separate Account Value of this Policy will be the sum of the Fund Account Values.

A.   Fund Account Value

     The portion of each Net Premium allocated to a Fund plus any interest earned on the Loan Account Value which is attributable to that Fund is credited to this Policy in the form of accumulation units. Accumulation units measure the net investment result of each Fund. The number of accumulation units credited is equal to that portion of Net Premium divided by the accumulation unit value for that Fund for the Valuation Period in which the premium is received.

     The Fund Account Value of each Fund will equal the accumulation unit value for that Fund multiplied by the number of accumulation units for that Fund credited to this Policy.

B.   Accumulation Unit Value

     A Fund Accumulation Unit Value is determined by multiplying the value of the Fund's accumulation unit for the immediately preceding Valuation Period by the net investment factor for the current period.

     The net investment factor equals the net investment rate plus 1.0. The net investment rate is determined separately for each Fund held in Variable Life Account B as follows:

     1. The net assets of the Fund held in Variable Life Account B at the end of a Valuation Period; less

     2. the net assets of the Fund held in Variable Life Account B at the beginning of that Valuation Period, adjusted by any taxes or provisions for taxes attributable to the operation of Variable Life Account B; divided by

     3. the value of the Fund's accumulation units held in Variable Life Account B at the beginning of the Valuation Period; less

70182-1998US                                                                  10

     4. a daily charge at an annual rate not to exceed .90% of net assets of the Fund for mortality and expense risks. The current mortality and expense risk charge will be reduced by a percentage not to exceed .35% for policies in force at least 10 years.

Charges to Policy Values

Charges and deductions made according to this Policy's provisions will be deducted from the Separate Account Value and the Fixed Account Value in the same proportion that these Values bear to the sum of the Fixed Account Value and the Separate Account Value on the date of the deduction.

The portion of the deduction attributable to the Separate Account Value will reduce each Fund Account Value proportionately. The value deducted from each Fund is determined by dividing the amount of the deduction attributable to the Fund by the Fund's accumulation unit value for the Valuation Period when the charge was made. The resulting number of Fund accumulation units will be deducted from the total accumulation units for that Fund.

The portion of the deduction attributable to the Fixed Account Value will be deducted from that Value as a dollar amount.

Transfers Within Accounts

You may transfer all or part of each Fund Account Value to any other Fund or to the Fixed Account Value at any time. There will be no charge for the first 12 transfers within a Policy Year, but we reserve the right to charge a $25 administrative fee for each additional transfer within that Policy Year.

Within the forty-five days following the Policy Anniversary, You may request a transfer of a portion of the Fixed Account Value to one or more of the Funds. This type of transfer is allowed only once within these forty-five days and We must receive Your request at the Home Office within the forty-five days. The transfer will be effective on the Valuation Date that Your request is received by the Home Office. The amount of such transfer cannot exceed the greater of 20% of the greatest amount in the Fixed Account Value during the prior 5 years or $1000.

Accumulation units for each Fund will be added to or subtracted from the total accumulation units for that Fund, based on each Fund's accumulation unit value at the end of the Valuation Date when request for such transfer is received by Us. A dollar amount will be added to or subtracted from the Fixed Account Value according to the terms of Your request for transfer.

Monthly Deductions

Monthly deductions begin on the Date of Issue and occur on each Monthly Deduction Day thereafter. The monthly deduction will be deducted from this Policy's values as described in the Charges to Policy Values provision.

The monthly deduction is equal to:

1.   the cost of insurance as calculated below; plus

2.   the monthly policy fee, shown in the Policy Specifications.

Cost of Insurance

The Cost of Insurance on any Monthly Deduction Day will be (1) multiplied by the result of (2) minus (3) where:

(1)  is the monthly Cost of Insurance Rate on that date divided by 1,000;

(2)  is the death benefit on that date divided by 1.0032737;

(3) is the Total Account Value on that date before computing the monthly deductions for the cost of insurance for this Policy.

70182-1998US                                                                  11

Cost of Insurance Rate

The monthly cost of insurance is based on the Insured's issue age, sex, number of Policy Years elapsed and premium class. For Initial Coverage, the premium class on the Date of Issue will be used. For any increase, the premium class for that increase will be used. If the Insured is assigned a premium class which designates "smoker" and this classification changes, You may, by Written Request, reclassify the Insured any time after the first Policy Anniversary. Upon Our acceptance of the change, supplemental Policy Specifications will be sent to You.

The monthly Cost of Insurance Rates may be adjusted by Us from time to time. Adjustments will be on a class basis and will be based on Our estimates for future factors such as mortality, investment income, expenses, and the length of time policies stay in force. Any adjustments will be made on a nondiscriminatory basis.

The rate during any Policy Year will never exceed the rate shown for that year in the Table of Guaranteed Maximum Insurance Rates in the Policy Specifications. Guaranteed rates for this Policy are based on the 1980 Commissioner's Standard Ordinary Mortality Table B.

Nonforfeiture Provisions

Continuation of Coverage

Coverage of this Policy will continue to the Maturity Date as long as the Surrender Value is sufficient to cover each monthly deduction. If the Surrender Value is not sufficient to cover a monthly deduction, the Grace Period provision will apply.

Surrender Value

By Written Request, the Owner may surrender this Policy for its full surrender value at any time during the lifetime of the Insured. All or a portion of the premium load(s) and Premium Tax Charge in the first Policy Year will be refunded to You within the first two Policy Years upon a full surrender. Decreases in the Specified Amount will decrease the portion of the premium load(s) and Premium Tax Charge refunded to you. All insurance coverage under this Policy will end on the date of the full surrender. Partial surrenders will also be allowed.

The full Surrender Value will equal:

1.   The Total Account Value on the date of surrender; less

2.   the Loan Account Value plus any accrued interest; plus

3.   the premium load refund, if any.

Partial Surrender

Partial surrenders may be made at any time after the first Policy Year while this Policy is in force.

The minimum amount of any partial surrender is $500.

If the Death Benefit option for this Policy is option 1 or 3, a partial surrender will reduce the Total Account Value, Death Benefit, and Specified Amount. However, We will not allow a partial surrender if the Specified Amount will be reduced below the Minimum Specified Amount.

If the Death Benefit on the date of the partial surrender is determined as a percentage of the Total Account Value as described in the Death Benefit Options section, the partial surrender may not reduce the Specified Amount.

If the Death Benefit option for this Policy is Option 2, a partial surrender will reduce the Total Account Value and the Death Benefit. The Specified Amount will not be reduced.

Paid-Up Nonforfeiture Option


70182-1998US                                                                  12

By Written Request, You may elect, at any time prior to the Maturity Date, to continue this Policy as paid-up life insurance with no further premiums due.

The Specified Amount of the paid-up insurance will be the amount, up to the Death Benefit under this Policy as of the effective date of the paid-up insurance, that the Surrender Value can purchase for a Net Single Premium at the Insured's Attained Age and premium class on the date this option is elected. The Net Single Premium will be based on the maximum cost of insurance rates in this Policy and an interest rate of 4.0% compounded annually. Any excess value will be refunded to You.

The effective date of the paid-up insurance will be the Monthly Deduction Day which occurs on or immediately after the date Your request is received by Us.

As of the effective date:

[bullet] No further premium payments, monthly deductions, excess interest credits or changes in coverage may be made; and

[bullet] No transfers from the Fixed Account Value back to the Separate Account
         Value may be made; and

[bullet] all extra benefit riders will terminate.

You may, after electing paid-up insurance, surrender the Policy for its Total Account Value. We will transfer the Separate Account Value to the Fixed Account Value on the date we receive Your Written Request to elect this option.

Policy Loans

General

We will grant loans while this Policy is in force. The amount of the loan will not be more than the Loan Value. The Loan Value for this Policy is 90% of the sum of the Fixed Account Value and the Separate Account Value.

The amount of the loan will be transferred out of the Fixed Account and Separate Account Values as described in the Charges to Policy Values provision. The loan amount increases the Loan Account Value.

The Loan Account Value plus accrued interest will reduce any Proceeds under this Policy. If the Loan Account Value exceeds the sum of the Separate Account Value and Fixed Account Value, the Grace Period provision will apply.

Loan Interest Rate Charged

Interest, at an effective annual rate, will be charged on this Policy's Loan Account Value. The rate of interest may change and applies to this Policy's total Loan Account Value. Changes will be made only on a Policy Anniversary. Interest is due and payable on the next Policy Anniversary, the date this Policy ends or upon full repayment of the Loan Account Value. Any interest not paid when due will be added to the Loan Account Value on the Policy Anniversary and will itself bear interest on the same terms.


70182-1998US                                                                  13

The interest rate is based on a Monthly Average. The Monthly Average will be the Composite Yield on Corporate Bonds as published by Moody's Investors Service, Inc., or any successor to that service. If such average is no longer published, the average used will be determined by law or regulation of the insurance supervisory official of the state where this policy is delivered. In no event will the interest rate exceed the maximum rate imposed by law or regulation of the state where this policy is delivered.

The interest rate charged during any Policy Year will not exceed the maximum rate for that year. The maximum rate will be the greater of:

(1) the Monthly Average for the calendar month which ends 2 months before the month in which the Policy Anniversary occurs; or

(2)  5.0%

We may increase the rate only when the maximum rate is at least .5% higher than the rate in effect for the prior Policy Year.

We will reduce the rate only when the maximum rate is at least .5% lower than the rate in effect for the prior Policy Year.

We will notify You of the current policy loan interest rate for this Policy at the time a policy loan is taken. If the Policy has Loan Account Value, We will notify You of any change in the interest rate before the new rate becomes effective.

Loan Interest Rate Credited

The Loan Account Value will earn interest at a rate equal to the greater of:

(1)  the policy loan interest rate less a rate not to exceed .90%; or

(2)  4.0%

We will notify You of the current policy loan interest rate for this Policy at the time a policy loan is taken. If the Policy has Loan Account Value, We will notify You of any change in the interest rate before the new rate becomes effective.

The interest earned by the Loan Account Value will be credited to the Fixed Account Value and the Separate Account Value in the same proportion in which the loan amount was originally deducted from these values.

Repayment

The Loan Account Value may be repaid in full or in part at any time as long as this Policy is in force and the Insured is living. The amount necessary to repay all loans in full is the Loan Account Value plus any accrued interest. Loan repayments will be allocated to the Fixed Account Value and the Separate Account Value in the same proportion in which the loan was taken. The proportion allocated to the Separate Account Value will be further allocated to the Funds in accordance with current premium allocation. The Loan Account Value will be reduced by the amount of any loan repayment.

Changes in Insurance Coverage

General

For any change in coverage We will require Your Written Request. Supplemental Policy Specifications will be sent to You once the change is completed.

70182-1998US                                                                  14

Increase in Specified Amount

Increases will be allowed at any time.

Satisfactory evidence of insurability on the Insured will be required.

The Date of Issue for any increase will be shown in the Supplemental Policy Specifications.

Decrease in Specified Amount

Decreases will be allowed at any time with our consent.

The amount of a decrease cannot reduce this Policy's Specified Amount below the Minimum Specified Amount.

For a decrease in the Specified Amount, the Date of Issue will be the Monthly Deduction Date on or next following the date on which Your Written Request is received.

The decrease will reduce any past increases in the reverse order in which they occurred.

Change in Death Benefit Option

Any change in the Death Benefit option is subject to the following conditions:

We will not allow a change from Death Benefit Options 1 or 2 to Death Benefit Option 3.

We will not allow a change in the Death Benefit option if the Specified Amount will be reduced below the Minimum Specified Amount.

The change will take effect on the Monthly Deduction Day on or next following the date on which Your Written Request is received.

Evidence of insurability may be required.

Change from Option 1 to 2

Changes from Option 1 to 2 will be allowed at any time. The Specified Amount will be reduced to equal the Specified Amount less the Total Account Value at the time of the change.

Change from Option 2 to 1

Changes from Option 2 to 1 will be allowed at any time. The new Specified Amount will equal the Specified Amount plus the Total Account Value at the time of the change.

Change from Option 3 to 1

Changes from Option 3 to 1 will be allowed at any time. The Specified Amount will be increased to equal the Specified Amount prior to the change, plus the lesser of the accumulated premiums or the Total Account Value at the time of the change.

Change from Option 3 to 2

Changes from Option 3 to 2 will be allowed at any time. The Specified Amount will be reduced to equal the Specified Amount prior to the change plus the difference between the Total Account Value and the accumulated premiums at the time of the change.

Change of Fund(s)

The Company may:

1.   Change the Fund(s) which may be invested in a Separate Account; and

2. replace the shares of Funds held in a Separate Account with shares of other Funds(s).


70182-1998US                                                                  15

Changes must be:

1. Approved by a majority vote of persons having an interest in the Separate Account and its Fund(s); or

2.   deemed necessary by Us under the Investment Company Act of 1940; or

3.   deemed necessary by Us to accomplish the purpose of the Separate Account.

The investment policy of a Separate Account may not be changed without the approval of the Insurance Commissioner of the State of Connecticut. The approval process has been filed with the Commissioner.

We will notify You of any change.

Separate Account

Variable Life Account B is a Separate Account established by Us in accordance with the laws of the State of Connecticut. Income, realized and unrealized gains and losses from the assets of Variable Life Account B will be credited to or charged against Variable Life Account B without regard to Our other income, gains, or losses. Variable Life Account B's liabilities arise from the variable life insurance policies that it supports. The assets of Variable Life Account B are available to cover the liabilities of the General Account only to the extent that Variable Life Account B's assets exceed its liabilities.

The value of the assets of Variable Life Account B is determined whenever the policy benefits vary and at the end of every Valuation Period.

Settlement Options

Conditions

All or part of the Proceeds of this Certificate may be applied under one or more of the options described below. An election shall be made by Written Request filed with the Home Office. The Payee of Proceeds may make this election if no prior election has been made.
Our consent to the election of an option is required if:

[bullet] the Payee is not a natural person receiving payments in his or her own right; or

[bullet] the Payee is an assignee of this Certificate.

Whenany option is chosen, the Payee must designate whether the annuity will be:

     (a)  a fixed annuity

     (b)  a variable annuity, or

     (c)  a combination of (a) and (b).

If a fixed annuity is chosen, the annuity purchase rate for the option chosen will reflect at least the minimum guaranteed interest rate of 3.0%.

Where a variable annuity is chosen, the Payee must elect an assumed annual net return rate of 3.5% or 5.0%. If not elected, We will use an assumed annual net return rate of 3.5%. The assumed annual net return rate is the interest rate used to determine the amount of the first annuity payment under a variable annuity.

70182-1998US                                                                  16

If payments on a variable basis are not to decrease, We must earn a gross return on the assets of Variable Annuity Account B of:

1. 4.75% on an annual basis, plus an annual return of up to .25% needed to offset the administrative charge set at the time the settlement option payments started, if an assumed annual net return rate of 3.5% is chosen; or

2. 6.25% on an annual basis, plus an annual return of up to .25% needed to offset the administrative charge set at the time the settlement option payments started, if an assumed annual net return rate of 5% is chosen.

Payments will not change due to changes in the mortality or expense results or administrative charges.

Separate Account

Payments on a variable basis will be made from the Proceeds held in Variable Annuity Account B. Variable Annuity Account B is a Separate Account established by Us in accordance with the laws of the State of Connecticut and the State of New York. Income, realized and unrealized gains and losses from the assets of Variable Annuity Account B will be credited to or charged against Variable Annuity Account B without regard to Our other income, gains, or losses. Variable Annuity Account B's liabilities arise from the variable portion of annuity contracts and life insurance settlement options that it supports. The assets of Variable Annuity Account B are available to cover the liabilities of the General Account only to the extent that Variable Annuity Account B's assets exceed its liabilities.

Fund(s) Settlement Option Units of Variable Annuity Account B

If payment on a variable basis is chosen, the first payment is calculated as follows:

1. the portion of Proceeds applied to make payment on the variable basis; divided by

2.   1,000; multiplied by

3.   the payment rate for the option chosen.

This amount is divided by the Fund settlement option unit value on the tenth Valuation Period before the due date of the first payment to determine the number of Fund settlement option units. The number of Fund settlement option units remains fixed unless a Fund transfer occurs. Each future payment is equal to this number multiplied by the Fund settlement option unit value on the tenth Valuation Period prior to the due date of the payment.

Fund(s) Settlement Option Unit Value of Variable Annuity Account B For any Valuation Period the Fund settlement option unit value is equal to:

1.   the value for the previous period; multiplied by

2.   the net return factor(s) for the Period; multiplied by

3. a factor to reflect the assumed annual net return rate. The daily factor for 3.5% per year is .9999058 or, for 5% per year, .9998663.

The dollar value of the Fund settlement option unit values and payments may increase or decrease due to investment gain or loss.

70182-1998US                                                                  17

Net Return Factor(s):

The net return factor(s) are used to compute Variable Annuity Account B values and payments for any of its Funds.

The net return factor for each Fund is equal to 1.0000000 plus the net return rate.

The net return rate is equal to:

1. the value of the shares of the Fund held by Variable Annuity Account B at the end of a Valuation Period; less

2. the value of the shares of the Fund at the start of the Valuation Period; adjusted by any taxes (or provisions for taxes) on Variable Annuity Account B; divided by

3. the total value of the Fund settlement option units and other Fund accumulation units of Variable Annuity Account B at the start of the Valuation Period; less

4. a daily actuarial charge at an annual rate of 1.25% for annuity mortality and expense risks and profit; and a daily administrative charge which will not exceed .25% on an annual basis.

A net return rate may be more or less than 0.

The value of a share of the Fund is equal to the net assets of the Fund divided by the number of shares outstanding.

If a variable annuity is chosen, the Payee must allocate the amount among the allowable Funds. We reserve the right to allow no more than four funds to be selected at any one time.

Fund Transfers During the Annuity Period:

At the request of the Payee, all or any portion of the amount allocated to a Fund may be transferred from any Fund to any other allowable Fund. During the annuity period, the maximum number of allowable transfers in a calendar year is four. We reserve the right to change the number of allowable transfers.

Transfer requests must be expressed as a percentage of the allocation among the Funds of the amount upon which the variable annuity will be based. We may establish a minimum transfer amount. Transfers will be processed as of the Valuation Date next following when a transfer request is received in good order at Our Home Office.

70182-1998US                                                                  18

Annuity Options:

Option 1 -- Payments for a Stated Period of Time -- An annuity will be paid for 5 to 30 years. If payments for this option are made under a variable annuity, the present value of all or a portion of any remaining guaranteed payments may be withdrawn at any time.

                                    OPTION 1
                      Payments for a Stated Period of Time
                    Amount of Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes
         Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

------------------------------------------------------------------------------
                         Monthly                              Monthly
         Years           Payment            Years             Payment
------------------------------------------------------------------------------

           5                17.91              18                5.96
           6                15.14              19                5.73
           7                13.16              20                5.51
           8                11.68              21                5.32
           9                10.53              22                5.15
          10                 9.61              23                4.99
          11                 8.86              24                4.84
          12                 8.24              25                4.71
          13                 7.71              26                4.59
          14                 7.26              27                4.47
          15                 6.87              28                4.37
          16                 6.53              29                4.27
          17                 6.23              30                4.18

------------------------------------------------------------------------------

                                    OPTION 1
                      Payments for a Stated Period of Time
                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes
        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

------------------------------------------------------------------------------
                        Monthly                               Monthly
         Years          Payment             Years             Payment
------------------------------------------------------------------------------

           5               18.12              18                 6.20
           6               15.35              19                 5.97
           7               13.38              20                 5.75
           8               11.90              21                 5.56
           9               10.75              22                 5.39
          10                9.83              23                 5.24
          11                9.09              24                 5.09
          12                8.46              25                 4.96
          13                7.94              26                 4.84
          14                7.49              27                 4.73
          15                7.10              28                 4.63
          16                6.76              29                 4.53
          17                6.47              30                 4.45


------------------------------------------------------------------------------

70182-1998US                                                                  19

                                    OPTION 1
                      Payments for a Stated Period of Time
                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes
        Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

-------------------------------------------------------------------------
                        Monthly                          Monthly
         Years          Payment           Years          Payment
-------------------------------------------------------------------------

           5               18.74            18              6.94
           6               15.99            19              6.71
           7               14.02            20              6.51
           8               12.56            21              6.33
           9               11.42            22              6.17
          10               10.51            23              6.02
          11                9.77            24              5.88
          12                9.16            25              5.76
          13                8.64            26              5.65
          14                8.20            27              5.54
          15                7.82            28              5.45
          16                7.49            29              5.36
          17                7.20            30              5.28

-------------------------------------------------------------------------

Option 2 -- Life Income based on the life of the Payee -- Payments will be made until the death of the Annuitant. When this option is chosen, a choice from the following must be made:

    (a)  payments cease at the death of the Annuitant;

    (b)  payments may be guaranteed for 5-30 years; or

    (c) Cash Refund: If the Annuitant dies, the Beneficiary will receive a lump sum payment equal to the amount applied to the annuity option (less any premium tax) allocated to the fixed annuity option less the total amount of fixed annuity payments paid prior to such death. This cash refund feature is only available on a fixed basis.


70182-1998US                                                                  20

                                    OPTION 2
                                   Life Income
                    Amount of Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes
         Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

                Payments Guaranteed for a Stated Period of Years
--------------------------------------------------------------------------
Adjusted Age                                                     Cash
of Annuitant    None       5         10        15       20      Refund
--------------------------------------------------------------------------


     50        $ 4.05    $ 4.05    $ 4.03    $ 3.99    $ 3.93   $ 3.89
     51          4.12      4.11      4.09      4.05      3.99     3.94
     52          4.19      4.19      4.16      4.11      4.04     4.00
     53          4.27      4.26      4.23      4.18      4.10     4.06
     54          4.35      4.34      4.31      4.25      4.16     4.12

     55          4.44      4.42      4.39      4.32      4.22     4.19
     56          4.53      4.51      4.47      4.40      4.29     4.26
     57          4.62      4.61      4.56      4.48      4.35     4.33
     58          4.72      4.71      4.65      4.56      4.42     4.41
     59          4.83      4.81      4.75      4.64      4.49     4.49

     60          4.95      4.93      4.86      4.73      4.55     4.57
     61          5.07      5.05      4.97      4.83      4.62     4.66
     62          5.20      5.17      5.08      4.92      4.69     4.76
     63          5.34      5.31      5.20      5.02      4.76     4.85
     64          5.49      5.45      5.33      5.12      4.83     4.96

     65          5.65      5.61      5.47      5.22      4.89     5.06
     66          5.82      5.77      5.61      5.33      4.96     5.18
     67          6.01      5.94      5.75      5.44      5.02     5.30
     68          6.20      6.13      5.91      5.54      5.08     5.42
     69          6.41      6.33      6.07      5.65      5.14     5.56

     70          6.64      6.54      6.23      5.76      5.19     5.70
     71          6.88      6.76      6.41      5.86      5.24     5.84
     72          7.14      7.00      6.59      5.97      5.28     6.00
     73          7.43      7.26      6.77      6.06      5.32     6.16
     74          7.73      7.53      6.96      6.16      5.35     6.33

     75          8.06      7.82      7.14      6.25      5.38     6.51

-----------------------------------------------------------------------------
 Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

70182-1998US                                                                  21

                                    OPTION 2
                                   Life Income
                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes
        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

                Payments Guaranteed for a Stated Period of Years
------------------------------------------------------------------------
   Adjusted
    Age of         None        5         10         15         20
   Annuitant
------------------------------------------------------------------------

      50         $ 4.34     $ 4.34    $ 4.31     $ 4.27     $ 4.22
      51           4.41       4.40      4.38       4.33       4.27
      52           4.48       4.47      4.45       4.40       4.32
      53           4.56       4.55      4.52       4.46       4.38
      54           4.64       4.63      4.59       4.53       4.44

      55           4.72       4.71      4.67       4.60       4.50
      56           4.81       4.80      4.75       4.67       4.56
      57           4.91       4.89      4.84       4.75       4.62
      58           5.01       4.99      4.93       4.83       4.69
      59           5.12       5.10      5.03       4.92       4.75

      60           5.23       5.21      5.13       5.00       4.82
      61           5.36       5.33      5.24       5.09       4.88
      62           5.49       5.45      5.35       5.19       4.95
      63           5.63       5.59      5.47       5.28       5.02
      64           5.78       5.73      5.60       5.38       5.08

      65           5.94       5.89      5.73       5.48       5.15
      66           6.11       6.05      5.87       5.58       5.21
      67           6.29       6.22      6.02       5.69       5.27
      68           6.49       6.41      6.17       5.79       5.33
      69           6.70       6.60      6.33       5.90       5.38

      70           6.92       6.81      6.49       6.00       5.43
      71           7.17       7.04      6.66       6.10       5.48
      72           7.43       7.27      6.84       6.20       5.52
      73           7.71       7.53      7.02       6.30       5.55
      74           8.02       7.80      7.20       6.39       5.59

      75           8.35       8.08      7.38       6.48       5.62

------------------------------------------------------------------------

 Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

70182-1998US                                                                  22

                                    OPTION 2
                                   Life Income
                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes
        Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

                Payments Guaranteed for a Stated Period of Years
--------------------------------------------------------------------------
   Adjusted
    Age of       None        5           10          15          20
   Annuitant
--------------------------------------------------------------------------

      50       $ 5.26     $ 5.25      $ 5.22      $ 5.17      $ 5.11
      51         5.33       5.32        5.28        5.23        5.15
      52         5.40       5.38        5.34        5.29        5.20
      53         5.47       5.45        5.41        5.35        5.26
      54         5.54       5.53        5.48        5.41        5.31

      55         5.63       5.61        5.56        5.47        5.36
      56         5.71       5.69        5.63        5.54        5.42
      57         5.80       5.78        5.72        5.61        5.47
      58         5.90       5.88        5.81        5.69        5.53
      59         6.01       5.98        5.90        5.77        5.59

      60         6.12       6.09        6.00        5.85        5.65
      61         6.24       6.21        6.10        5.93        5.71
      62         6.37       6.33        6.21        6.02        5.77
      63         6.51       6.46        6.33        6.11        5.83
      64         6.66       6.60        6.45        6.20        5.89

      65         6.82       6.75        6.57        6.30        5.95
      66         6.99       6.91        6.71        6.39        6.01
      67         7.17       7.08        6.85        6.49        6.06
      68         7.36       7.27        6.99        6.59        6.12
      69         7.57       7.46        7.15        6.69        6.17

      70         7.80       7.67        7.30        6.78        6.21
      71         8.05       7.89        7.47        6.88        6.25
      72         8.31       8.13        7.64        6.97        6.29
      73         8.59       8.38        7.81        7.06        6.33
      74         8.90       8.64        7.99        7.15        6.36

      75         9.23       8.93        8.16        7.23        6.38

--------------------------------------------------------------------------

 Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

70182-1998US                                                                  23

Option 3 -- Life Income based upon the lives of two Payees -- An annuity will be paid during the lives of the Annuitant and a second Annuitant. Payments will continue until both Annuitants have died. When this option is chosen, a choice of the following must be made:

     (a)  100% of the payment to continue after the first death;

     (b)  66-2/3% of the payment to continue after the first death;

     (c)  50% of the payment to continue after the first death;

     (d) 100% of the payment to continue after the first death with a guarantee of 5-30 years:

     (e) 100% of the payment to continue at the death of the second annuitant and 50% of the payment to continue at the death of the Annuitant; or

     (f) 100% of the payment to continue after the first death with a cash refund feature. If the Annuitant and joint Annuitant die, the Beneficiary will receive a lump sum payment equal to the amount applied to the annuity option (less any premium tax) less the total amount of fixed annuity payments paid prior to such death. This cash refund feature is only available on a fixed basis.

                                    OPTION 3
                           Life Income for Two Payees
                    Amount of Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes
         Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

--------------------------------------------------------------------------------
   Adjusted Ages
----------------------                             Option 3d
 Annuitant  Second    Option   Option    Option     10 Years    Option   Option
            Annuitant   3a       3b        3c      Guaranteed    3e        3f
--------------------------------------------------------------------------------
    55        50      $ 3.69   $ 4.05    $ 4.27      $ 3.69     $ 4.03   $ 3.69
    55        55        3.88     4.25      4.47        3.87       4.14     3.87
    55        60        3.99     4.44      4.71        3.98       4.20     3.98

    60        55        3.99     4.44      4.71        3.98       4.42     3.98
    60        60        4.24     4.71      4.99        4.23       4.57     4.23
    60        65        4.38     4.97      5.32        4.38       4.65     4.38

    65        60        4.38     4.97      5.32        4.38       4.93     4.38
    65        65        4.72     5.33      5.70        4.71       5.14     4.72
    65        70        4.93     5.68      6.15        4.91       5.27     4.91

    70        65        4.93     5.68      6.15        4.91       5.66     4.91
    70        70        5.40     6.21      6.70        5.36       5.96     5.38
    70        75        5.69     6.68      7.32        5.62       6.13     5.66

    75        70        5.69     6.68      7.32        5.62       6.67     5.66
    75        75        6.37     7.45      8.15        6.23       7.12     6.33
    75        80        6.78     8.11      8.99        6.54       7.36     6.71

--------------------------------------------------------------------------------
 Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

70182-1998US                                                                  24

                                    OPTION 3
                           Life Income for Two Payees
                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes
        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

-------------------------------------------------------------------------
   Adjusted Ages
----------------------                             Option 3d
 Annuitant  Second    Option   Option    Option     10 Years    Option
            Annuitant   3a       3b        3c      Guaranteed    3e
-------------------------------------------------------------------------

     55       50      $ 3.97   $ 4.35    $ 4.56      $ 3.97     $ 4.31
     55       55        4.16     4.54      4.76        4.15       4.42
     55       60        4.27     4.73      5.00        4.26       4.48

     60       55        4.27     4.73      5.00        4.26       4.70
     60       60        4.51     4.99      5.27        4.50       4.84
     60       65        4.66     5.25      5.61        4.65       4.93

     65       60        4.66     5.25      5.61        4.65       5.22
     65       65        4.99     5.61      5.99        4.98       5.42
     65       70        5.19     5.97      6.44        5.17       5.54

     70       65        5.19     5.97      6.44        5.17       5.93
     70       70        5.67     6.49      6.99        5.62       6.23
     70       75        5.95     6.96      7.61        5.87       6.40

     75       70        5.95     6.96      7.61        5.87       6.95
     75       75        6.64     7.73      8.43        6.48       7.40
     75       80        7.04     8.39      9.29        6.79       7.64

-------------------------------------------------------------------------

 Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

70182-1998US                                                                  25

                                    OPTION 3
                           Life Income for Two Payees
                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes
        Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

-------------------------------------------------------------------------
   Adjusted Ages
----------------------                             Option 3d
 Annuitant  Second    Option   Option    Option     10 Years    Option
            Annuitant   3a       3b        3c      Guaranteed    3e
-------------------------------------------------------------------------

     55        50     $ 4.88   $ 5.26    $ 5.48      $ 4.88     $ 5.23
     55        55       5.04     5.44      5.66        5.04       5.32
     55        60       5.15     5.63      5.91        5.14       5.38

     60        55       5.15     5.63      5.91        5.14       5.59
     60        60       5.37     5.87      6.16        5.37       5.72
     60        65       5.52     6.14      6.51        5.51       5.80

     65        60       5.52     6.14      6.51        5.51       6.10
     65        65       5.83     6.49      6.87        5.82       6.29
     65        70       6.04     6.84      7.34        6.00       6.41

     70        65       6.04     6.84      7.34        6.00       6.81
     70        70       6.49     7.35      7.87        6.44       7.08
     70        75       6.77     7.84      8.51        6.68       7.25

     75        70       6.77     7.84      8.51        6.68       7.81
     75        75       7.45     8.60      9.33        7.27       8.25
     75        80       7.86     9.28     10.20        7.57       8.49

-------------------------------------------------------------------------

 Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.


Option 4 -- Payment of interest on Proceeds left with Us -- Proceeds held under this option may be left with Us after the Death of the Payee only with Our consent. By Written Request, the Payee may later elect to:

[bullet] receive all or a portion of the amount held under this option; or

[bullet] apply all or a portion of this amount to Options 1, 2 or 3 as described above.

Other Options -- We may make other options available as allowed by the laws of the state in which this Certificate is delivered.

70182-1998US                                                                  26

Other Terms of Annuity Options:

     (a) Payments will be made on a monthly basis unless the Payee requests otherwise.

     (b) No choice of any annuity option may be made if the first payment would be less than $50 or if the total payments in a year would be less than $250 (unless otherwise required by state law).

     (c) For purposes of calculating the guaranteed first payment of a variable annuity or the payments for a fixed annuity, the Annuitant's and second Annuitant's adjusted age will be used.


           The Payee's and second Payee's adjusted age is his or her age as of the birthday closest to the annuity commencement date reduced by one year for annuity commencement dates occurring during the period of time from July 1, 1992 through December 31, 1999. The Annuitant's and second Annuitant's age will be reduced by two years for annuity commencement dates occurring during the period of time from January 1, 2000 through December 31, 2009. The Annuitant's and second Annuitant's age will be reduced by one additional year for annuity commencement dates occurring in each succeeding decade.

     (d) If a fixed annuity under Option 1, 2 or 3 is elected, We will use the applicable current settlement option rate if it will provide higher fixed annuity payments.

     (e) When annuity payments start, the age of the Annuitant plus the number of years for which payments are guaranteed must not exceed 95.

Death Benefit:

Upon the death of the Annuitant(s), any remaining guaranteed payments will continue to the Beneficiary unless the Beneficiary elects to receive the present value of any remaining guaranteed payments in a lump sum. Such payments will be paid at least as rapidly as under the method of distribution then in effect. If the Beneficiary dies while receiving payments, the present value of any remaining guaranteed payments will be paid in one sum to the beneficiary's estate.

The interest rate used to determine the first annuity payment will be used to calculate the present value. The present value will be determined as of the Valuation Period in which proof of death acceptable to Us.

70182-1998US                                                                  27

                 FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY

[bullet] FLEXIBLE PREMIUMS PAYABLE UNTIL MATURITY DATE OR DEATH

[bullet] PROCEEDS PAYABLE UPON THE FIRST EVENT TO OCCUR - SURRENDER, MATURITY OR
         DEATH

[bullet] NON-PARTICIPATING - NO DIVIDENDS PAYABLE

The amount or duration of the death benefit may be fixed or variable. The death benefit is payable as described in the Death Benefit Options and Proceeds sections of this Policy.

Values in each Fund held in a Separate Account may increase or decrease daily. Such values are not guaranteed as to dollar amount. Refer to the Policy Values section of this Policy for more information.


70182-1998US